                                                                 EXHIBIT 10.32

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                                  RULES OF THE

                                 VODAFONE GROUP

                               1998 COMPANY SHARE
                                 OPTION SCHEME

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                           July 1998 - Final Version

                                  RULES OF THE
                                 VODAFONE GROUP
                        1998 COMPANY SHARE OPTION SCHEME


1    DEFINITIONS

     In these Rules:

     1.1  the following words and expressions have the following meanings:-

          "Act"                         the Income and Corporation Taxes Act
                                        1988;

          "Announcement Date"           a date on which the Company makes the
                                        preliminary announcement to the London
                                        Stock Exchange of its final results, or
                                        the announcement to the London Stock
                                        Exchange of its interim results, for any financial accounting period;

          "Approved Scheme"             a share option scheme (other than a
                                        savings related scheme) approved by the
                                        Commissioners of Inland Revenue for the
                                        purposes of Schedule 9 to the Act;

          "Associated Company"          any company which is an associated
                                        company of the Company within the
                                        meaning that the expression bears in
                                        Section 416 of the Act;

          "Company"                     Vodafone Group Plc;

          "Control"                     the meaning given to the expression in
                                        Section 840 of the Act;

          "Date of Grant"               the date on which the Directors grant an
                                        Option in accordance with the terms of
                                        Rule 2.1;

          "Directors"                   the board of directors for the time
                                        being of the Company or a duly
                                        authorised committee thereof consisting
                                        wholly or mainly of non-executive
                                        directors;

          "Eligible Employee"           any person (including a full-time
                                        director) who at any Date of Grant is in employment with any Participating
                                        Company provided that such person has
                                        not less than two years employment to
                                        complete before Retirement. For the
                                        purposes of this definition "full-time"
                                        shall mean devoting substantially the
                                        whole of his working time to the
                                        employment and having a normal
                                        contractual working week of 25 hours or
                                        more excluding meal breaks;

          "Employment"                  employment by the Company and/or any
                                        company under the Control of the Company or Associated Company and "ceasing to be in Employment" shall be construed as ceasing to be employed by all such companies;

          "Equity Share Capital"        the meaning ascribed to that expression
                                        by Section 744 of the Companies Act
                                        1985;

          "Group"                       the Company and all its Subsidiaries;

          "London Stock Exchange"       the London Stock Exchange Limited;

          "Option" the right granted or to be granted on any particular Date of Grant to subscribe for or acquire Shares in accordance with the Rules;

          "Option Certificate"          a certificate evidencing an Option as
                                        referred to in Rule 2.3;

          "Option Price"                the price for the acquisition of a Share
                                        comprised in any Option which shall be
                                        determined by the Directors and shall
                                        (subject to the provisions of Rule 6 and Rule 7.4) be not less than the higher of:

                                        (a)  the average of the middle market
                                             quotations of a Share on the 5
                                             dealing days preceding the Date of
                                             Grant as derived from the London
                                             Stock Exchange Daily Official List;
                                             and

                                        (b)  the nominal value of a Share, if
                                             higher, in the case of an Option
                                             which may be satisfied on exercise
                                             by the issue of new Shares;

          "Participant"                 any person (including, where the context
                                        permits, the legal personal
                                        representatives of such person) who
                                        holds an Option;

          "Participating Company"       any company within the Group which the
                                        Directors have determined shall be a
                                        Participating Company for the purposes
                                        of the Scheme;

          "Record Date"                 in relation to any particular payment of
                                        dividend or other right attaching to
                                        Shares the date on which any shareholder must duly appear on the register of members of the Company as such in order to be entitled to such dividend or other right;

          "Redundancy"                  redundancy within the meaning of the
                                        Employment Rights Act 1996;

          "Retirement"                  retirement on or after reaching age 60
                                        or any other age at which a Participant
                                        is bound to retire in accordance with
                                        the terms of his contract of employment;

          "Rules" these rules together with any amendment thereto effected in accordance with Rule 10;

          "Scheme" this scheme, being the Vodafone Group 1998 Company Share Option Scheme as adopted by the Company in general meeting on 21 July 1998 and as amended from time to time;

          "Share" a share in the capital of the Company which complies with the provisions of paragraphs 10 to 14 of Schedule 9 to the Act;

          "Subsidiary"                  a company which is both under the
                                        Control of the Company and a subsidiary
                                        of the Company within the meaning of
                                        Section 736 of the Companies Act 1985;

     1.2  Where the context so admits

          1.2.1 words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine; and

          1.2.2 any reference to a statue (or a particular Chapter, Part or Section thereof) shall mean and include any statutory modification or re-enactment thereof for the time being in force and any regulations made thereunder.

2    GRANT OF OPTIONS

     2.1 Subject to the provisions of Rule 3, the Directors may, by resolution, grant Options to such Eligible Employees as they at their absolute discretion think fit but only during the periods of six weeks following

          2.1.1 the approval of the Scheme by the Commissioners of Inland Revenue under the provisions of Schedule 9 to the Act; and

          2.1.2  an Announcement Date

          and at other times under exceptional circumstances provided that no Option may be granted at any time when there is an embargo on dealing in Shares by virtue of the London Stock Exchange Model Code for Securities Transactions by Directors of Listed Companies or any code adopted by the Company based on the Model Code or of the provisions of any legislation for the time being in force. If the Directors cannot grant Options due to any such embargo the Directors may grant Options within six weeks after the embargo has been lifted. The Directors may not grant Options on a day where any dealing day used to calculate the Option Price falls in a period when there is such an embargo.

     2.2 Such Options may be granted so that their exercise shall be subject to such objective conditions (additional to the conditions expressed in the Rules and not inconsistent with the provisions of the Scheme) as the Directors may think fit provided that any such conditions shall be on such basis or bases as may from time to time be acceptable to the Commissioners of Inland Revenue. Any such additional conditions may be waived or amended if an event happens which causes the Directors to consider that such additional conditions could not fairly or reasonably be met, provided that the approval of the Commissioners of Inland Revenue shall first have been obtained in respect of such waiver or amendment (where the Scheme is to retain its approved status) and provided that any amended condition should be no more difficult and no less difficult to satisfy than the original conditions. Any conditions imposed shall, unless the Directors determine otherwise at the Date of Grant, automatically be waived in the event of an exchange of Options pursuant to Rule 7.4 or where rules 4.1.2, 4.1.3, 4.1.4 apply or in accordance with the terms of any conditions.

     2.3 An Option shall be granted by way of a deed and Participants will be sent an Option Certificate or statement in such form as the Directors shall decide. The Option Certificate or statement shall specify the number of Shares comprised in the Option, the Date of Grant, the Option Price and any conditions relating to the exercise of Options determined by the Directors under Rule 2.2 and shall be otherwise in such form (not inconsistent with the provisions of the Scheme) as the Directors may from time to time determine. If any such certificate shall be worn out, defaced, destroyed or lost, it may be renewed on such evidence being provided and on such terms as the Directors may reasonably require.

     2.4 Any Eligible Employee to whom an Option is granted may by notice given in writing within 30 days after its Date of Grant renounce his rights thereunder and in such case the Option shall be deemed never to have been granted hereunder.

     2.5 No consideration shall be payable by an Eligible Employee for the grant of an Option.

     2.6  Notwithstanding any provision of any other of these Rules whatsoever;

          2.6.1 the Scheme shall not form part of any contract of employment between the Company, a Subsidiary or any Associated Company and any Participant and it shall not confer on any Participant any legal or equitable rights (other than those constituted by the Options themselves) whatsoever against the Company, a Subsidiary or Associated Company directly or indirectly or give rise to any cause of action at law or in equity against the Company, a Subsidiary or any Associated Company;

          2.6.2 the benefits to the Participants under the Scheme shall not form part of their wages or remuneration or count as pay or remuneration for pension or other purposes;

          2.6.3 the grant of Options to a Participant is a matter entirely separate from any pension right or entitlement he may have and from his terms or conditions of employment and participation in the Scheme shall in no respect whatever affect his pension rights or entitlements or terms or conditions of employment and in particular (but without limiting the generality of the foregoing) any Participant who ceases to be an employee of the company in the Group shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Scheme which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever and notwithstanding that he may have been dismissed wrongfully or unfairly (within the meaning of the Employment Rights Act
                 1996).

     2.7 An Option shall be personal to the Participant and shall not be assignable and any purported assignment, transfer, charge disposal or dealing with the rights or interests of the Participant under the Scheme shall render the Option void. However on the death of a Participant, an Option shall be capable of being exercised by his legal personal representatives in accordance with the provisions of Rule 4.

     2.8 No Option shall be granted to any person who is precluded from participating in the Scheme by virtue of paragraph 8 of Schedule 9 to the Act.

3    LIMITATIONS

     3.1 The number of Shares which may be allocated under the Scheme on any day will not exceed 10% of the ordinary share capital of the Company in issue immediately before that day, when added to the total number of Shares which have been allocated in the previous ten years under the Scheme and any other employee share scheme adopted by the Company.

     3.2 The number of Shares which may be allocated under the Scheme on any day will not exceed 5% of the ordinary share capital of the Company in issue immediately prior to that day, when added to the total number of shares which have been allocated in the previous five years under the Scheme and any other employee share scheme adopted by the Company.

     3.3 The number of Shares which may be allocated under the Scheme on any day will not exceed 5% of the ordinary share capital of the Company in issue immediately prior to that day, when added to the total number of shares which have been allocated in the previous five years under the Scheme and any other executive share scheme adopted by the Company.

     3.4 The number of Shares which may be allocated under the Scheme on any day in the four years commencing on 21 July 1998 will not exceed 2.5% of the ordinary share capital of the Company in issue immediately prior to that day, when added to the total number of Shares which have been allocated under the Scheme and any other executive share scheme adopted by the Company.

     3.5 Where the right to acquire Shares was release or lapsed without being exercised the shares concerned will be ignored when calculating the limits in this Rule.

     3.6 Allocate means in relation to any share option scheme the placing of unissued Shares under option and in relation to other types of employee share scheme the issue and allotment of Shares.

     3.7 For the avoidance of doubt Shares issued to a trustee or trustees of a trust for the benefit of those persons named in Section 743 Companies Act 1985 established by the Company or any Subsidiary for the purposes of this Scheme shall be included in the limits set out in Rule 3.1 to
          3.6 inclusive.

     3.8 The number of Shares over which an Option may be granted to any eligible Employee on any Date of Grant shall be limited and take effect so that

          3.8.1 the aggregate market values at the relevant dates of grant of Shares over which options have been granted and are outstanding at any time under the Scheme and under any other Approved Scheme adopted by the Company or by any Associated Company shall not exceed (pounds) 30,000 or such other limit as shall be stated from time to time in paragraph 28(1) of Schedule 9 to the Act; and

          3.8.2 the aggregate market values at the relevant dates of grant of Shares over which options have been granted and not exercised or lapsed during the period of ten years ending on the relevant Date of Grant under the Scheme and any other employee share option scheme operated by the Company (other than a savings related share option scheme) shall not exceed four times the aggregate of the Eligible Employee's annual basic rate of pay as at the relevant Date of Grant and any fluctuating emoluments paid to him during the proceeding twelve months provided that Options may not be granted to replace Options which have previously been exercised unless, over the two to three years preceding the re-grant, the Directors are satisfied that the Company has achieved a sustained improvement in performance.

     3.9 No Option may be granted later than ten years after this Scheme is adopted by the Company in general meeting.

4    EXERCISE AND LAPSE OF OPTIONS

     4.1 Subject to Rule 4.2 and to any conditions attached to the Option pursuant to Rule 2.2, and Option shall be capable of being exercised in accordance with the provisions of Rule 5 following the earliest of:

          4.1.1  the expiry of three years from its Date of Grant;

          4.1.2 the Participant ceasing to be in Employment by reason of his death, injury, disability, Retirement or Redundancy;

          4.1.3 the Participant ceasing to be in Employment by reason that his Employment is in a company of which the Company ceases to have Control, or it relates to a business or part of a business which is transferred to a person who is neither an Associated Company nor a company of which the Company has Control;

          4.1.4 the date on which an Option becomes exercisable pursuant to Rule 7 or Rule 8; or

          4.1.5 the Participant ceasing to be in Employment for any reason other than those reasons comprised in rule 4.1.2 or Rule 4.1.3 if an to the extent that the Directors in their absolute discretion so determine within 30 days of such cessation;

               provided that a Participant shall not be permitted to exercise an Option at any time when he is precluded from participating in the Scheme by virtue of paragraph 8 of Schedule 9 to the Act.

     4.2 An Option shall lapse (to the extent that it has not previously been exercised) upon the earliest of the following:

          4.2.1  the expiry of ten years from its Date of Grant;

          4.2.2  one year from the date of the Participant's death;

          4.2.3 in the case of a Participant who ceases to be in Employment by reason of Retirement, the expiry of the latest of one year from the date of cessation of Employment, three and a half years from the Date of Grant and three and a half years from the date of a previous exercise prior to cessation which qualified for relief from income tax;

          4.2.4 in the case of a Participant who ceases to be in Employment by reason of any instance specifued in Rule 4.1.2 or Rule 4.1.3 (other than death), the Expiry of the latest of one year from the date of cessation of Employment, three and a half years from the Date of Grant and three and a half years from the date of a previous exercise prior to cessation which qualified for relief from income tax;

          4.2.5 in the case of a Participant who ceases to be in Employment otherwise than by reason of Retirement or any instance specified in Rule 4.1.2 or Rule 4.1.3, either the date of cessation of Employment or such other date as the Directors shall decide being a date not after the latest of one year from the date of cessation of Employment, three and a half years from the Date of Grant and three and a half years from the date of a previous exercise prior to cessation which qualified for relief from income tax;

          4.2.6 the date on which an Option lapses pursuant to Rule 7 or Rule 8; or

          4.2.7 the date on which a Participant is adjudicated bankrupt or enters into any arrangement or compromise with his creditors.

5    MANNER OF EXERCISE OF OPTIONS

     5.1 In order to exercise an Option the Participant shall give notice in writing to the Company in a form prescribed by the Directors stating that he wishes to exercise the Option and the number of Shares in respect of which he wishes it to be exercised. Such notice shall be accompanied by the relevant Option Certificate and the aggregate Option Prices of those Shares and shall only be valid if the Option is then capable of being exercised.

     5.2 Within thirty days after receipt by the Company of the valid notice referred to in Rule 5.1, the Option Certificate and the aggregate Option Prices of the relevant Shares, the Company shall allot or procure the transfer of the appropriate number of Shares and the allottee or transferee shall be entered on the register of members of the Company in respect of those Shares. The said Shares shall rank in full for all dividends and other rights to which a right arises by reference to a Record Date falling on or after the date on which the allottee or transferee is entered on the register of members of the Company and shall in all other respects rank pari passu with the other issued Shares of the same class and shall be acquired subject to the Company's articles of association.

     5.3 An Option may be exercised in whole or in part and, subject to Rule 4, exercise in part shall not preclude further exercise. If an Option remains capable of further exercise the Company shall at the Directors' discretion either return the Option Certificate to the Participant endorsed to show the number of Shares in respect of which it remains capable of exercise or issue to him a new certificate which shall contain all the information which would have been contained in such endorsed certificate.

     5.4 The Company shall ensure that sufficient Shares are always available to satisfy in full all outstanding Options.

     5.5 On the allotment of Shares following the exercise of any Option the Company shall as soon as is practicable apply to the London Stock Exchange for the relevant Shares to be admitted to the Official List. Alternatively, the Company may arrange for a block listing of the Shares.

6    VARIATION OF SHARE CAPITAL

     In the event of any variation of share capital by way of a capitalisation or rights issue or rights offer or any consolidation, sub-division or reduction of capital by the Company or any other issue or reorganisation, the number of Shares subject to any Option and the Option Price for each of those Shares shall be adjusted in such manner as the Directors shall consider to be, in their opinion fair and reasonable (including retrospective adjustments) (except in the case of a capitalisation issue) provided that:

     6.1 in the case of an Option which may be satisfied on exercise by the issue of new Shares, the Option Price for a Share is not reduced below its nominal value unless the Directors shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of each Share in respect of which the Option is exercised exceeds the relevant Option Price and to apply such sum in paying up such amount on such Share, and so that on the exercise of any Option in respect of which such a reduction shall have been made the Directors shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid;

     6.2 no adjustment shall be made without the prior approval of the Commissioners of Inland Revenue; and

     6.3 following the adjustment the Shares continue to satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9 to the Act.

7    TAKEOVER OR RECONSTRUCTION

     7.1  If any person obtains Control of the Company as a result of making;

          7.1.1 a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

          7.1.2 a general offer to acquire all the Shares in the Company which are of the same class as the Shares over which Options have been granted then subject to Rule 4.2, a Participant will be entitled to exercise his Option within six months following the later of the date on which Control of the Company passes and the date on which the offer becomes unconditional

     7.2 If any person becomes bound or entitled to acquire shares in the company under Sections 428 to 430F of the Companies Act 1985 then, subject to Rule 4.2, a Participant will be entitled to exercise his Option at any time when that person remains so bound or entitled, on the expiry of which period all outstanding Options shall lapse.

     7.3 If under Section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies then, subject to Rule 4.2, a Participant will be entitled to exercise his Options within six months of the Court sanctioning the compromise or arrangement, on the expiry of which period all outstanding Options shall lapse.

     7.4 If as a result of the events specified in Rule 7.1 or Rule 7.3 any company ("the Acquiring Company") has obtained control of the company or has become bound or entitled as mentioned in Rule 7.2, a Participant may, with the agreement of the Acquiring Company and during the appropriate period as defined in paragraph 15(2) of
          Schedule 9 to the Act, release all or part of his rights under the Scheme (the "Old Right") in consideration of the grant to him of rights (the "New Rights") which satisfy the conditions of paragraph 15(3) of the said Schedule, and the New Rights shall be deemed to have been granted at the time when the old Rights were granted.

     7.5 In the application of the Rules to the New Rights, the term "Company" in Rules 4, 5, 6, 7, 8, 9 and 10.5 shall be taken as referring to the company over whose share capital the new rights are granted, and the other expressions which are defined in Rule 1 hereof and occur in those Rules shall be interpreted as though the word "Company" were so defined.

     7.6 For the purposes of this Rule 7 (other than Rule 7.4) a person shall be deemed to have obtained Control of a company if he and others acting in concert with him have together obtained Control of it.

     7.7 The Exercise of an Option pursuant to the preceding provisions of this Rule shall be subject to the provisions of Rule 5.

8    VOLUNTARY WINDING-UP

     If a notice of a meeting to consider a resolution for the voluntary winding-up of the Company shall be given the Directors shall give notice thereof to all Participants and thereupon each Participant shall (subject to Rule 4.2) forthwith and until the date of the resolution for commencement of the winding up be entitled to exercise any Option held by him in the manner provided in Rule 5 but he exercise of any such Option as aforesaid shall be conditional upon the said resolution being duly passed before the lapse of such Option pursuant to Rule 4.2. Subject as aforesaid all Options shall lapse immediately after the commencement of a winding-up of the Company.

9    DEMERGERS AND OTHER SIGNIFICANT DISTRIBUTIONS

     Where the Directors become aware that the Company is or is expected to be affected by any demerger, divided in specie, super dividend or other transaction which, in the opinion of the Directors, would affect the current or future value of any Option then the Directors may, acting fairly, reasonably, and objectively, in their discretion allow some or all Options to be exercisable. The Directors will specify the period of exercise of such options and whether the Options will lapse at the end of the period.

10   ADMINISTRATION AND AMENDMENT

     10.1 The Scheme may be amended by resolution of the Directors (subject to Rules 10.2 and 10.4) provided that no amendment which would be to the advantage of Participants may be made without prior approval of the Company in general meeting to the provisions relating to:

          10.1.1 eligibility;

          10.1.2 overall limits;

          10.1.3 maximum individual entitlement;

          10.1.4 the grant and exercise of Options and the adjustment thereof following a variation of share capital except for minor amendments to benefit the administration of the Scheme, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for present or future Participants or the Group.

     10.2 Notwithstanding Rules 10.1 but subject to Rule 10.3, the Directors may by resolution amend the Scheme in any way but only to the extent necessary or desirable to secure or maintain the approval of the Scheme by the Commissioners of Inland Revenue.

     10.3 No amendment shall have effect until it has been approved by the Commissioners of Inland Revenue while it is to retain its approved status.

     10.4 Subject as herein otherwise expressly provided the Directors' decision on any matter concerning the scheme shall be final and binding.

     10.5 All notices under the Scheme shall be in writing and, if to the Company, shall be either delivered in person to the Company Secretary or sent to the Company's registered office for the time being (or to such other address as the Directors may from time to time specify) and, if to a Participant, shall be delivered personally to him at his place of work or sent by first-class post to the Participant at the address which he shall give in writing to the Company for this purpose, or, failing any such address, to his last-known place of abode. All notices to the Company, however sent, shall be deemed to be served only upon actual receipt thereof by the Company Secretary or (as the case may be) at the appropriate address as determined above. Notices to the Participant shall, if delivered personally to him at his place of work, be deemed to be served upon such delivery and, if sent by first-class post to the appropriate address as determined above, shall be deemed to be served forty-eight hours after the posting to such address of a properly addressed and prepaid envelope containing such notice.

     10.6 The Scheme and Options granted under it shall be governed by and construed in accordance with English Law and all disputes shall be referred for resolution to the courts of England.

11   TERMINATION

     The Directors may at any time resolve to cease making further grants of Options under the Scheme but in such event the subsisting rights of Participants will not thereby be affected.